                                                           Registration No. 333-
 -----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  __________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                       EDUCATION MANAGEMENT CORPORATION
            (Exact name of registrant as specified in its charter)

                        Pennsylvania                                                          25-1119571
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)

                       300 Sixth Avenue
                   Pittsburgh, Pennsylvania                                                    15222
            (Address of principal executive offices)                                         (Zip Code)

           ARGOSY EDUCATION GROUP, INC. NON-QUALIFIED STOCK OPTIONS
                           (Full title of the plan)

                            Frederick W. Steinberg
              Senior Vice President, General Counsel & Secretary
                               300 Sixth Avenue
                        Pittsburgh, Pennsylvania 15222
                    (Name and address of agent for service)

                                (412) 562-0900
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
      Title of                               Proposed maximum      Proposed maximum          Amount of
     securities            Amount to be       offering price           aggregate            registration
  to be registered          registered        per share/(1)/         offering price              fee

---------------------------------------------------------------------------------------------------------------
Common Stock, par value        7,967               /(1)/                $439,150               $104.96
$.01 per share
===============================================================================================================

  /(1)/ Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h).

 -----------------------------------------------------------------------------

                               EXPLANATORY NOTE

     This Registration Statement is being filed to register an additional 7,967 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Education Management Corporation (the "Registrant") as a result of a corrected calculation of the number of shares of Common Stock issuable in connection with certain non-qualified stock options originally granted by Argosy Education Group, Inc. The Registration Statement on Form S-8 filed by the Registrant with the Commission on December 28, 2001 (File No. 333-76096) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended June 30, 2001; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; (iii) the Registrant's Current Reports on Form 8-K dated September 26, 2001 and November 28, 2001 and the Registrant's Current Report on Form 8-K/A filed on October 30, 2001 (amending the Current Report on Form 8-K dated September 26, 2001); and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as the same may be amended.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").

   Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

   Exhibit No.                Description
   -----------                -----------

     5.01 Opinion of Kathleen Clover, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

     23.01          Consent of Kathleen Clover (included in the Opinion filed as
                    Exhibit 5.1).

     23.02 Consent of Arthur Andersen LLP, independent public accountants for Education Management Corporation.

     23.03 Consent of Arthur Andersen LLP, independent public accountants for Argosy Education Group, Inc.

     24.01          Power of Attorney (incorporated by reference to Exhibit
                    24.01 to the Registration Statement on Form S-8 (File No. 333-76096) filed on December 28, 2001.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 11th day of January, 2002.


                                   EDUCATION MANAGEMENT CORPORATION


                                      By:   /s/ Robert T. McDowell
                                         -----------------------------------
                                      Robert T. McDowell
                                      Executive Vice President and
                                      Chief Financial Officer


     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                    Capacity                           Date
     ---------                    --------                           ----

Robert B. Knutson*           Chairman of the Board             January 11, 2002
------------------------     and Chief Executive Officer;
Robert B. Knutson            Director


/s/ Robert T. McDowell       Executive Vice President          January 11, 2002
------------------------     and Chief Financial
Robert T. McDowell           Officer


Robert P. Gioella*           President and Chief               January 11, 2002
------------------------     Operating Officer; Director
Robert P. Gioella


John R. McKernan, Jr.*       Vice Chairman; Director           January 11, 2002
------------------------
John R. McKernan, Jr.


Robert H. Atwell*            Director                          January 11, 2002
------------------------
Robert H. Atwell


James J. Burke, Jr.*         Director                          January 11, 2002
------------------------
James J. Burke, Jr.

William M. Campbell, III*       Director               January 11, 2002
-------------------------
William M. Campbell, III


Albert Greenstone*              Director               January 11, 2002
-------------------------
Albert Greenstone


Miryam L. Knutson*              Director               January 11, 2002
-------------------------
Miryam L. Knutson


James S. Pasman, Jr.*           Director               January 11, 2002
-------------------------
James S. Pasman, Jr.


Daniel M. Fitzpatrick*          Vice President and     January 11, 2002
-------------------------       Controller
Daniel M. Fitzpatrick


* The undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed herewith.



                                                      /s/ Robert T. McDowell
                                                  -----------------------------
                                                  Robert T. McDowell
                                                  Executive Vice President
                                                  and Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit No.                      Description
-----------                      -----------

     5.01 Opinion of Kathleen Clover, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

     23.01     Consent of Kathleen Clover (included in the Opinion filed as
               Exhibit 5.1).

     23.02 Consent of Arthur Andersen LLP, independent public accountants for Education Management Corporation.

     23.03 Consent of Arthur Andersen LLP, independent public accountants for Argosy Education Group, Inc.

     24.01 Power of Attorney (incorporated by reference to Exhibit 24.01 to the Registration Statement on Form S-8 (File No. 333-76096) filed on December 28, 2001.